EXHIBIT 10.3

Peoples Bancorp Inc.
SECOND Amended and Restated
2006 Equity Plan

Time-Based Restricted Stock Award Agreement
(for Non-Employee Directors)

This Time-Based Restricted Stock Award Agreement (this “Agreement”) is made effective as of __________ (the “Grant Date”) by and between Peoples Bancorp Inc. (the “Company”) and ________ (the “Participant”). Capitalized terms not defined in this Agreement shall have the meanings given to them in the Plan (as defined below).

Section 1    Grant of Restricted Stock

The Company hereby grants to the Participant an award of ____ (_____) shares of restricted Company Stock (the “Restricted Stock”), subject to the terms and conditions described in the Peoples Bancorp Inc. Second Amended and Restated 2006 Equity Plan (the “Plan”) and this Agreement.

Section 2    Restrictions on Vesting and Transfer

(A)Vesting. Subject to the Participant's continued service as a Non-Employee Director, and the provisions of the Plan (including Article XI thereof) and this Agreement, [___] shares of Restricted Stock shall vest on the sixth-month anniversary of the Grant Date.

(B)    Transfer Restrictions. Except as provided in Section 2(C), the Restricted Stock may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated until such Restricted Stock vests as described in Section 2(A).

(C)    Effect of Termination. Notwithstanding anything to the contrary in Sections 2(A) and 2(B) of this Agreement:

(i)Death. If the Participant dies, all unvested Restricted Stock shall become fully vested and transferable on the date of death.

(ii)Disability or Retirement. If the Participant Terminates due to Disability or Retirement, all unvested Restricted Stock shall become fully vested and transferable in accordance with the vesting schedule set forth in Section 2(A).

(iii)    Terminations for Cause or Any Reason Other than Death, Disability or Retirement. If the Participant is Terminated for Cause or Terminates for any reason other than due to death, Disability or Retirement, all unvested Restricted Stock shall be immediately forfeited on the Termination date.

(D)    Delivery of Shares. As soon as reasonably practicable after the Restricted Stock vests, the Company shall deliver to the Participant a stock certificate for, or other appropriate documentation evidencing, the number of shares of Company Stock with respect to which the restrictions have lapsed.

Section 3    Rights of the Participant Before Vesting

Before the Restricted Stock vests, the Participant (A) may exercise full voting rights associated with the shares of Company Stock underlying the Restricted Stock and (B) shall be entitled to receive all dividends paid with respect to the shares of Company Stock underlying the Restricted Stock; provided, however, that any dividends paid in shares of Company Stock shall be subject to the same restrictions as the shares of Restricted Stock granted under this Agreement.

Section 4    Restricted Stock Subject to Plan; Plan as Controlling

By entering into this Agreement, the Participant agrees and acknowledges that the Participant has received and read a copy of the Plan. All terms and conditions of the Plan applicable to the Restricted Stock which are not set forth in this Agreement shall be deemed incorporated herein by reference. In the event any term or condition of this Agreement is inconsistent or conflicts with the terms and conditions of the Plan, the Plan shall be deemed controlling.

Section 5    Listing, Registration and Qualification

If the Committee determines that (A) the listing, registration or qualification of the shares of Company Stock underlying the Restricted Stock upon NASDAQ or any other established stock exchange, market or quotation system or under any state or federal law; (B) the consent or approval of any governmental or regulatory body; or (C) an agreement by the Participant with respect thereto, is necessary or desirable as a condition to the issuance of the shares of Company Stock underlying the Restricted Stock, the shares of Company Stock may not be issued unless and until such listing, registration, qualification, consent, approval, or agreement has been effected or obtained, free of any conditions which are not acceptable to the Committee.

If any shares of Company Stock subject to the Restricted Stock are issued upon the vesting thereof to a person who, at the time of such vesting or thereafter, is an affiliate of the Company for purposes of Rule 144 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), or are issued in reliance upon exemptions under the securities laws of any state, then upon such issuance:

(i)    Unless permitted by the Plan, such shares of Company Stock shall not be transferable by the holder thereof, and neither the Company nor its transfer agent or registrar, if any, shall be required to register or otherwise to give effect to any transfer thereof and may prevent any such transfer, unless the Company shall have received an opinion from its counsel to the effect that any such transfer would not violate the Securities Act or the applicable laws of any state; and

(ii)    The Company may cause any stock certificate which may evidence any such shares of Company Stock to bear a legend reflecting the applicable restrictions on the transfer thereof.
Section 6    Miscellaneous

(A)No Guarantee of Continued Service. The grant of Restricted Stock under this Agreement shall not: (A) create any obligation on the part of the Board or the Board of Directors of the applicable Subsidiary of the Company to nominate the Participant for re-election; or (B) be evidence of any agreement or understanding express or implied, that the Participant has a right to continue as a Non-Employee Director for any period of time or at any particular rate of compensation.

(B)Beneficiary Designation. The Participant may name a beneficiary or beneficiaries to receive any shares of Company Stock underlying the Restricted Stock due to the Participant upon the Participant's death. Unless otherwise provided in the beneficiary designation, each designation made shall revoke all prior designations made by the Participant, must be made on a form prescribed by the Committee and shall be effective only when filed in writing with the Committee. If the Participant has not made an effective beneficiary designation, the deceased Participant's beneficiary shall be the Participant's surviving spouse or, if there is no surviving spouse, the deceased Participant's estate. The identity of a Participant's designated beneficiary shall be based only on the information included in the latest beneficiary designation form completed by the Participant and shall not be inferred from any other evidence.

(C)Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Ohio without regard to the principles of conflict of laws.

(D)Rights and Remedies Cumulative. All rights and remedies of the Company and of the Participant enumerated in this Agreement shall be cumulative and, except as expressly provided otherwise in this Agreement, none shall exclude any other rights or remedies allowed by law or in equity, and each of said rights or remedies may be exercised and enforced concurrently.

(E)Captions. The captions contained in this Agreement are included only for convenience of reference and do not define, limit, explain or modify this Agreement or its interpretation, construction or meaning and are no way to be construed as a part of this Agreement.

(F)Notices and Payments. All payments required or permitted to be made under the provisions of this Agreement, and all notices and communications required or permitted to be given or delivered under this Agreement to the Company or to the Participant, which notices or communications must be in writing, shall be deemed to have been given if delivered by hand, or mailed by first-class mail (postage prepaid), and addressed as follows:

If to the Company, to:

Peoples Bancorp Inc.
Attn.: Compensation Committee
138 Putnam Street
P. O. Box 738
Marietta, Ohio 45750-0738

If to the Participant, to the last address for the Participant on file with the Company.

The Company or the Participant may, by notice given to the other in accordance with this Agreement, designate a different address for making payments required or permitted to be made, and for the giving of notices or other communications, to the party designating such new address. Any payment, notice or other communication required or permitted to be made or given in accordance with this Agreement shall be deemed to have been made or given upon receipt thereof by the addressee.

(G)Severability. If any provision of this Agreement, or the application of any provision hereof to any person or any circumstance, shall be determined to be invalid or unenforceable, then such determination shall not affect any other provision of this Agreement or the application of said provision to any other person or circumstance, all of which other provisions shall remain in full force and effect, and it is the intention of each party to this Agreement that if any provision of this Agreement is susceptible of two or more constructions, one of which would render the provision enforceable and the other or others of which would render the provision unenforceable, then the provision shall have the meaning which renders it enforceable.

(H)Number and Gender. When used in this Agreement, the number and gender of each pronoun shall be construed to be such number and gender as the context, circumstances or its antecedent may require.

(I)Entire Agreement. This Agreement constitutes the entire agreement between the Company and the Participant in respect of the Restricted Stock granted hereunder, and supersedes all prior and contemporaneous agreements or understandings between the parties hereto in connection with the Restricted Stock granted hereunder. Subject to Section 12.2(b) of the Plan, no change, termination or attempted waiver of any of the provisions of this Agreement shall be binding upon either party hereto unless contained in a writing signed by the party to be charged. Notwithstanding the foregoing or anything in this Agreement to the contrary, this Agreement may be amended without any additional consideration to the Participant to the extent necessary to comply with, or avoid penalties under, Section 409A of the Code even if any such amendment reduces, restricts or eliminates rights granted prior to such amendment.
(J)Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed, or caused this Agreement to be executed, to be effective as of the Grant Date.

Company: PEOPLES BANCORP INC., an Ohio corporation	Participant:

Tyler J. Wilcox	[Name]
Senior Vice President and
Secretary to the Compensation Committee
Street Address

City, State, and Zip Code
Date:	Date: